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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20546





                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 16, 1996

                          REPUBLIC GROUP INCORPORATED
             (Exact name of registrant as specified in its charter)





                Delaware                      1-7210                                     75-1155922
(State of incorporation or organization)     (Commission File Number)        (I.R.S. Employer Identification No.)

         811 East 30th Avenue
         Hutchinson, Kansas                                                              67502-4341
         (Address of principal executive offices)                                        (Zip Code)

         Post Office Box 1307                                                            67504-1307
         Hutchinson, Kansas                                                              (Zip Code)
         (Mailing address)

                                 (316) 727-2700
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

         On April 30, 1996, the Board of Directors of Republic Group Incorporated (the "Company") declared a dividend distribution of one common stock purchase right (a "Right") for each outstanding share of common stock, $1.00 par value (the "Common Stock"), of the Company. The distribution was paid on May 16, 1996 to the stockholders of record at the close of business on that date. Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a price of $45.00 per share of Common Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and UMB Bank, N.A., as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (other than the Company, any wholly-owned subsidiary of the Company, any employee benefit plan of the Company or any such subsidiary, any entity holding shares of Common Stock for or pursuant to the terms of any such plan or any Exempt person (as described below) but, in the case of an Exempt Person, only to the extent of any shares of Common Stock (x) beneficially owned by such Exempt Person on the date of the Rights Agreement or (y) acquired by such Exempt Person after the date of the Rights Agreement from any other Exempt Person if such shares have been beneficially owned only by Exempt Persons on and after the date of the Rights Agreement) (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Stock, or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender or exchange offer the consummation of which would result in any person becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of May 16, 1996, by such Common Stock certificates with a copy of a Summary of Rights attached thereto. (An Exempt Person includes any of Phil or Lorraine Simpson, their descendants and their descendants' spouses, trusts or estates for any of their benefits, partnerships, corporations or other entities 80%-owned by any of them.)

         The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after May 16, 1996 upon transfer or new issuance of shares of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock, outstanding as of May 16, 1996, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of Record of shares of Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.




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         The Rights are not exercisable until the Distribution Date.  The
Rights will expire on May 16, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company as described below.

         The Rights are protected by customary antidilution provisions. The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Stock, (ii) upon the grant to holders of the shares of Common Stock of certain rights or warrants to subscribe for shares of Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of shares of Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends thereafter and, if there is an Acquiring Person, not exceeding 125% of the prior regular periodic cash dividend, or dividends payable in shares of Common Stock) or of subscription rights or warrants (other than those referred to above).

         Subject to certain exchange rights that may be exercised by the Board of Directors, in the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right (other than Rights held by the Acquiring Person (which will thereafter be void)) shall thereafter have the right (automatically upon exercise thereof) to receive that number of shares of Common Stock having a market value of two times the Purchase Price. In the event that the Company were acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power were sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the Acquiring Person which at the time of such transaction would have a market value of two times the exercise price of the Right.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Common Stock will be issued and in lieu thereof a payment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

         At any time prior to such time as any person or group becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but, not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         At any time after any person or group becomes an Acquiring Person, the Board of Directors may exchange all or part of the outstanding and exercisable Rights (other than Rights owned by such person or group which have become void) for Common Stock at an exchange ratio of one share of Common Stock per Right, as may be adjusted from time to





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time to reflect any stock split, stock dividend or similar transaction (the
"Exchange Right"). Notwithstanding the above, the Board of Directors may not exercise the Exchange Right after any person, together with any associate or affiliate of such person, has become the beneficial owner of 50% or more of the voting power of the shares of Common Stock. Immediately upon the action of the Board of Directors ordering the exchange of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive that number of shares of Common Stock equal to the number of Rights held by such holders multiplied by the exchange ratio.

         The terms of the Rights may be amended by the Company without the consent of the holders of the Rights, including an amendment to lower the threshold described above to not less than the greater of (i) a percentage determined by the Board of Directors that is greater than the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group (other than excepted persons discussed above) and (ii) 10%, except that from and after such time as any person or group becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 15% or more of the shares of Common Stock.

         The Rights Agreement, dated as of May 1, 1996, between the Company and UMB Bank, N.A., as Rights Agent, specifying the terms of the Rights is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

         As of May 1, 1996 there were 10,603,104 shares of Common Stock issued (including 2 shares of Common Stock held in the Company's treasury). Except for 279,738 shares of Common Stock reserved for issuance upon the exercise of outstanding employee stock options and stock appreciation rights, as of May 1, 1996 no shares of Common Stock were reserved for issuance pursuant to the Company's employee benefit plans or upon conversion of convertible securities. One Right was distributed to holders of shares of Common Stock for each share of Common Stock owned of record by them at the close of business on May 16, 1996. Until the Distribution Date, the Company will issue one Right with each share of Common Stock that shall become outstanding so that all shares of Common Stock will have attached Rights.





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         The Company's Bylaws were amended, effective May 16, 1996.  The amendments included a provision that stockholders meetings may be called by stockholders only if the calling stockholders own in the aggregate 60% or more of the outstanding common stock. The amendments included a provision that requires not less than 60 days and not more than 120 days advance notice to the Company of director nominations made by stockholders and of stockholder proposals, or, if the first public disclosure of the meeting is less than 65 days prior to the meeting, such notice of director nomination or stockholder proposal must be given not less than 10 days following the first public disclosure of the meeting. The amendments also included a provision that requires that certain information about any director nominees and the stockholder making the nomination be furnished to the Company, including information necessary to allow the Company to comply with the proxy rules of the Securities and Exchange Commission.

         The Bylaw amendments could be deemed to have an anti-takeover effect in that a minimum ownership (60% of the outstanding shares) is required to call a special meeting of stockholders and in that advance notice must be given of stockholder-initiated director nominations and stockholder proposals; however, neither provision will preclude a stockholder from bringing business before a stockholders meeting.

         The amendments to the Bylaws and the Bylaws, as amended, are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to such exhibits.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)     Financial statements of businesses acquired:

                          None.

         (b)     Pro forma financial information:

                          None.

         (c)     Exhibits:

                 (3)(ii)(a)       Amendments to Bylaws adopted effective May
                                  16, 1996.

                 (3)(ii)(b)       Bylaws as amended May 16, 1996.

                 (4) Form of Rights Agreement dated as of May 1, 1996 between Republic Group Incorporated and UMB Bank, N.A., as Rights Agent, which includes as Exhibit B the form of Right Certificate.





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         SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Republic Group Incorporated


                                  By:/s/DOYLE R. RAMSEY
                                     ------------------------------------------
                                     Doyle R. Ramsey
                                     Vice President and Chief Financial Officer


Date:  May 20, 1996





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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                           DESCRIPTION
- -------                          -----------

(3)(ii)(a)       Amendments to Bylaws adopted effective May 16, 1996.

(3)(ii)(b)       Bylaws as amended May 16, 1996.

(4) Form of Rights Agreement dated as of May 1, 1996 between Republic Group Incorporated and UMB Bank, N.A., as Rights Agent, which includes as Exhibit B the form of Right Certificate.





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